Exhibit 99.1

IsoRay Announces the Resignation of Chairman and CEO Thomas LaVoy;

Industry Veteran Lori Woods Appointed Interim CEO;

Mick McCormick Appointed Chairman of the Board

RICHLAND, Wash., June 5, 2018 – IsoRay, Inc. (NYSE American: ISR), a medical technology company and innovator in seed brachytherapy and medical radioisotope applications for the treatment of prostate, brain, lung, head and neck and gynecological cancers, today announced that Thomas LaVoy has resigned from his positions as Chairman of the Board and Chief Executive Officer of the Company, effective as of June 4, 2018. Mr. LaVoy had been a Director of the Company since 2005. He was appointed Chairman of the Board in January 2016 and took office as Chief Executive Officer of the Company on February 15, 2016.

While the Company conducts a search for a new Chief Executive Officer, industry veteran Lori Woods has been appointed interim Chief Executive Officer, effective June 4, 2018. Ms. Woods has over 30 years’ experience in medical device technology and healthcare services, serving in numerous senior capacities. In July 2006, Ms. Woods joined IsoRay as a Vice President. Ms. Woods was appointed Acting Chief Operating Officer of the Company in February 2008, and then appointed Chief Operating Officer on February 18, 2009, a position she held until January 2010. Immediately prior to her appointment as interim CEO, beginning in February 2016, Ms. Woods served as a consultant to the Company. Prior to her work as a consultant to the Company, Ms. Woods held various leadership positions in multiple closely held companies in the medical device and services space. Ms. Woods holds a Bachelor of Science degree in Business Administration - Marketing from Loma Linda University.

Mick McCormick has been appointed Chairman of the Board, effective as of June 4, 2018. Mr. McCormick has been a Director of the Company since June 2015 and brings over 25 years of experience in senior executive positions in global management, sales, and marketing to the Company.

IsoRay’s newly appointed Chairman of the Board Mick McCormick commented, “We want to thank Tom for his years of service and his outstanding contributions to IsoRay. We wish him well in his future endeavors. As we move forward, we are very fortunate to be able to rely on the significant knowledge and experience of industry veteran Lori Woods, our new interim CEO, and the other members of our dedicated management team. We are excited that Ms. Woods continue the ongoing growth experienced by the Company over the previous five quarters with the support of our quality management team.”

About IsoRay, Inc.

IsoRay, Inc., through its subsidiary, IsoRay Medical, Inc., is the sole producer of Cesium-131 brachytherapy seeds, which are expanding brachytherapy options throughout the body. Learn more about this innovative Richland, Washington company and explore the many benefits and uses of Cesium-131 by visiting www.isoray.com. Join us on Facebook/IsoRay. Follow us on Twitter @IsoRay.

Safe Harbor Statement

Statements in this news release about IsoRay’s future expectations, including: appointment of new officers and directors, whether interest in and use of our products for cancer treatments will increase or continue, whether we will be successful in locating qualified candidates to serve as a permanent CEO, whether our growth will continue to increase and all other statements in this release, other than historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). This statement is included for the express purpose of availing IsoRay, Inc. of the protections of the safe harbor provisions of the PSLRA. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as physician acceptance, training and use of our products, our ability to manufacture our products in sufficient quantities to meet demand within required delivery time periods while meeting our quality control standards, whether additional studies are released and support the conclusions of past studies, whether ongoing patient results with our products are favorable and in line with the conclusions of clinical studies and initial patient results, successful completion of future research and development activities, whether we, our distributors and our customers will successfully obtain and maintain all required regulatory approvals and licenses to market, sell and use our products in its various forms, changes in laws and regulations applicable to our products, the use of competitors’ products in lieu of our products, whether qualified candidates are available to fill the role of CEO, and other risks detailed from time to time in IsoRay’s reports filed with the U.S. Securities Exchange Commission. Unless required to do so by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

IsoRay, Inc.

info@isoray.com

(509) 375-1202

Investors:

Stephanie Prince, Managing Director

PCG Advisory Group

sprince@pcgadvisory.com

(646) 762-4518